Exhibit 99.1

Medidata Reports Record Third Quarter 2015 Results

  Record revenues of $103.1 million, a 20% year-over-year increase
  Record subscription revenue of $88.9 million, a 24% year-over-year increase
  Record cash flow from operations of $27.7 million, a 23% year-over-year increase

NEW YORK--(BUSINESS WIRE)--October 27, 2015--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the third quarter of 2015.

“Driven by subscription revenue growth and solid execution, Medidata had its first $100 million revenue quarter, an important milestone for our company and the vertical cloud industry,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Our quarterly and year-to-date financial, sales and operating performance has been good when measured by many key metrics, as we continue to help our clients move to the cloud. We are making progress in our largest opportunities, and as we enter the last quarter of the year we see multiple growth opportunities that give us a positive outlook for 2016. We are uniquely positioned as both the market leader and a disruptive innovator in clinical development technology—providing the industry’s most sophisticated and feature-rich platform with the most advanced analytics and helping to open the market for direct-from-patient data through our mHealth initiatives.”

Third Quarter 2015 Results

  Total revenue for the third quarter of 2015 was $103.1 million, an increase of $17.1 million, or 20%, compared with $86.0 million in the third quarter of 2014. Subscription revenue was $88.9 million, an increase of $17.3 million, or 24%, compared with the same period last year.
  GAAP operating income1 for the quarter was $11.1 million, compared with $3.6 million in the third quarter of 2014. Non-GAAP operating income2 for the third quarter of 2015 increased to $26.0 million, up 22% compared with $21.2 million a year ago.
  GAAP net income1 for the third quarter of 2015 was $4.7 million, or $0.08 per diluted share, compared with net income of $0.2 million, or $0.00 per diluted share, in the third quarter of 2014. Adjusted non-GAAP net income2 for the third quarter of 2015 was $14.0 million, or $0.25 per diluted share, compared with $11.1 million, or $0.20 per diluted share, in the third quarter of 2014. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations for the third quarter of 2015 was a record $27.7 million, an increase of $5.2 million, or 23%, compared with $22.5 million in the third quarter of 2014. For the nine-month period ending September 30, cash flow from operations was a record $56.4 million in 2015, an increase of $16.1 million, or 40%, compared with $40.3 million in 2014.
  Total cash, cash equivalents and marketable securities were $492.9 million at the end of the third quarter of 2015, an increase of $48.9 million, or 11%, compared with $444.0 million at the end of the third quarter of 2014.

Additional Highlights

  At its Annual User Conference in Washington, D.C., Medidata announced the newest version of the Medidata Clinical Cloud®, optimized for scalability, performance and user experience and designed to significantly broaden the platform’s industry coverage and relevance. It features enhanced architecture and significant new functionality, including: industry-leading data analytics that significantly improve decision-making and Medidata Payments, a next-generation cloud-based, integrated payment application designed to automate site payments. Medidata also showcased RaveX, the newest version of Medidata Rave®, featuring an enhanced user interface and industry-leading functionality for improving productivity and quality in electronic data capture, management and reporting.
  Medidata added 51 new customers during the third quarter of 2015, increasing Medidata’s total customer base to 572, up 24% year over year. For the nine-month period ending September 30, Medidata has added a record 142 new customers, 51% more than the number of customers added over the first three quarters last year, and more than the total number of customers added for the full-year 2014.
  65% of customers had committed to multiple products at the end of the third quarter of 2015, up from 56% at the end of the third quarter of 2014, driven by strong adoption of Medidata Rave, Medidata Coder®, Medidata Balance® and Medidata’s Risk-Based Monitoring (RBM) solutions.
  Billings were $97 million in the third quarter of 2015, compared with $94 million in the third quarter of 2014. For the nine-month period ending September 30, billings were $313 million in 2015, an increase of $51 million, or 19%, compared with $262 million in 2014.
  Adjusted subscription backlog3 for the remainder of the year as of September 30, 2015, increased to $83 million, up $11 million from $72 million a year ago.
  Medidata's overall revenue retention rate was 99%. Over the past several years, the retention rate for its large enterprise customers was 100%.

"With our solid business performance and cash flow generation in the third quarter and year to date, we are well positioned to achieve subscription revenue growth in the low 20% range in 2015,” said Rouven Bergmann, Medidata’s chief financial officer. "We are focused on executing our Q4 pipeline, while continuing to make strategic investments to accelerate innovation and drive sustainable recurring subscription revenue growth at the 20% level in the years to come.”

Financial Outlook

For the full-year 2015, the company is maintaining its previously stated total revenue and profitability guidance ranges, which expects the following:

  Revenues between $392.0 and $412.0 million, representing between 17% and 23% year-over-year growth.
  Professional services revenues are expected to be between $56.0 and $57.0 million, compared with prior expectations of between $58.0 and $60.0 million.
  Non-GAAP operating income between $90.0 and $96.0 million. Based on current estimates, this would equate to GAAP operating income between $28.0 and $31.0 million.
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes and amortization at a 40% effective tax rate, between $47.0 and $50.5 million. Based on current estimates, this would equate to GAAP net income between $9.0 and $11.0 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 56.4 million fully-diluted shares.

Based on its year-to-date performance and visibility for the remainder of the year, the company is providing additional insight into its expectations.

  The company anticipates total revenue and profitability for 2015 to be between the midpoint and the low end of its outlook. This is primarily due to lower than expected professional services revenue and extended, client-driven contracting timelines of certain enterprise deals in its pipeline for 2015.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, November 10, 2015, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 56383281. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud® brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2014. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) For the third quarter and nine-month period ending September 30, 2014, GAAP results include a pre-tax charge of $4.9 million associated with a previously disclosed international wire transfer fraud committed against the company and the related investigation costs.

(2) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions,stock-based compensation expense, and wire transaction loss. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(3) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Subscription	$88,878	$71,547	$251,556	$204,305
Professional services	14,235	14,449	42,081	41,554
Total revenues	103,113	85,996	293,637	245,859
Cost of revenues (1)(2)
Subscription	12,489	11,413	36,316	33,720
Professional services	10,304	9,582	31,564	29,048
Total cost of revenues	22,793	20,995	67,880	62,768
Gross profit	80,320	65,001	225,757	183,091
Operating costs and expenses
Research and development (1)	24,192	17,677	68,622	52,777
Sales and marketing (1)(2)	25,881	21,004	75,923	62,161
General and administrative (1)	19,143	17,865	61,655	52,284
Wire transaction loss (2014) (3)	—	4,880	—	4,880
Total operating costs and expenses	69,216	61,426	206,200	172,102
Operating income	11,104	3,575	19,557	10,989
Interest and other income (expense)
Interest expense	(4,038)	(3,849)	(11,993)	(11,457)
Interest income	739	465	1,885	1,280
Other income (expense), net	3	—	(65)	6
Total interest and other expense, net	(3,296)	(3,384)	(10,173)	(10,171)
Income before income taxes	7,808	191	9,384	818
Provision for income taxes	3,127	30	3,033	176
Net income	$4,681	$161	$6,351	$642
Earnings per share
Basic	$0.09	$0.00	$0.12	$0.01
Diluted	$0.08	$0.00	$0.11	$0.01
Weighted average common shares outstanding
Basic	53,933	52,772	53,615	52,448
Diluted	56,687	55,069	55,985	55,064
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,246	$1,072	$3,805	$3,171
Research and development	2,105	988	5,904	2,717
Sales and marketing	2,343	2,200	7,170	5,611
General and administrative	6,408	5,845	21,029	16,935
Total stock-based compensation	$12,102	$10,105	$37,908	$28,434
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$79	$109	$438	$328
Sales and marketing	30	30	89	90
Total amortization of intangible assets	$109	$139	$527	$418
(3) Operating costs and expenses for the three and nine months ended September 30, 2014 include a pre-tax charge of $4.8 million associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. For additional details, refer to our Current Report on Form 8-K filed September 25, 2014 and Quarterly Report on Form 10-Q filed November 7, 2014.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating income:
GAAP operating income	$11,104	$3,575	$19,557	$10,989
GAAP operating margins	10.8%	4.2%	6.7%	4.5%
Stock-based compensation	12,102	10,105	37,908	28,434
Depreciation and amortization	2,751	2,640	7,941	7,784
Wire transaction loss (2014) (1)	—	4,880	—	4,880
Non-GAAP operating income	$25,957	$21,200	$65,406	$52,087
Non-GAAP operating margins	25.2%	24.7%	22.3%	21.2%
Net income:
GAAP net income	$4,681	$161	$6,351	$642
Stock-based compensation	12,102	10,105	37,908	28,434
Amortization	109	139	527	418
Wire transaction loss (2014) (1)	—	4,880	—	4,880
Non-cash interest expense on convertible senior notes (2)	3,316	3,111	9,817	9,273
Tax impact on add-back items (3)	(6,211)	(7,294)	(19,301)	(17,202)
Adjusted non-GAAP net income	$13,997	$11,102	$35,302	$26,445
GAAP basic earnings per share	$0.09	$0.00	$0.12	$0.01
GAAP diluted earnings per share	$0.08	$0.00	$0.11	$0.01
Adjusted Non-GAAP basic earnings per share	$0.26	$0.21	$0.66	$0.50
Adjusted Non-GAAP diluted earnings per share	$0.25	$0.20	$0.63	$0.48
(1) Amount represents pre-tax charges associated with a previously announced international wire transfer fraud committed against the company and the related investigation costs. We exclude these amounts for the purposes of calculating non-GAAP operating income and adjusted non-GAAP net income. We believe that excluding this loss from our non-GAAP measures is useful to investors because it is not indicative of our continuing operations or meaningful when comparing current results to past results.

(2) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(3) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and nine months ended September 30, 2015 and 2014. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and wire transaction loss. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction loss, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$63,179	$39,517
Marketable securities	224,135	233,284
Accounts receivable, net of allowance for doubtful accounts of $1,934 and $1,517, respectively	86,931	68,475
Prepaid commission expense	1,735	2,819
Prepaid expenses and other current assets	17,344	13,661
Deferred income taxes	97	96
Total current assets	393,421	357,852
Restricted cash	5,582	5,118
Furniture, fixtures and equipment, net	43,929	38,579
Marketable securities, long-term	205,609	183,842
Goodwill	18,910	19,025
Intangible assets, net	1,282	1,816
Deferred income taxes, long-term	7,595	8,066
Other assets	7,442	7,919
Total assets	$683,770	$622,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,270	$3,738
Accrued payroll and other compensation	20,604	15,574
Accrued expenses and other	14,380	12,638
Deferred revenue	67,208	62,890
Total current liabilities	104,462	94,840
Noncurrent liabilities:
1.00% convertible senior notes, net	249,745	240,886
Deferred revenue, less current portion	5,089	1,374
Deferred tax liabilities	241	238
Other long-term liabilities	22,082	20,180
Total noncurrent liabilities	277,157	262,678
Total liabilities	381,619	357,518
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued
and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 57,656 and 56,301
shares issued; 55,349 and 54,413 shares outstanding, respectively	577	563
Additional paid-in capital	350,075	301,465
Treasury stock, 2,307 and 1,888 shares, respectively	(62,082)	(45,049)
Accumulated other comprehensive loss	(2,402)	(1,912)
Retained earnings	15,983	9,632
Total stockholders' equity	302,151	264,699
Total liabilities and stockholders' equity	$683,770	$622,217

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$ 6,351	$ 642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,941	7,784
Stock-based compensation	37,908	28,434
Amortization of discounts or premiums on marketable securities	3,667	4,147
Deferred income taxes	(1,235)	(8,501)
Amortization of debt issuance costs	958	958
Amortization of debt discount	8,859	8,315
Excess tax benefit associated with equity awards	(1,706)	(7,742)
Provision for doubtful accounts	539	441
Changes in operating assets and liabilities:
Accounts receivable	(32,284)	(16,495)
Prepaid commission expense	374	834
Prepaid expenses and other current assets	(5,268)	(1,149)
Other assets	1,814	1,221
Accounts payable	(1,235)	1,437
Accrued payroll and other compensation	3,376	(4,612)
Accrued expenses and other	1,644	6,853
Deferred revenue	22,842	14,328
Other long-term liabilities	1,902	3,381
Net cash provided by operating activities	56,447	40,276
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(11,017)	(13,900)
Purchase of available-for-sale securities	(207,126)	(199,425)
Proceeds from sale of available-for-sale securities	190,656	191,741
Net (increase) decrease in restricted cash	(464)	226
Net cash used in investing activities	(27,951)	(21,358)
Cash flows from financing activities
Proceeds from exercise of stock options	5,770	2,985
Proceeds from employee stock purchase plan	4,675	4,021
Excess tax benefit associated with equity awards	1,706	7,742
Payment of acquisition-related earn-out	—	(704)
Repayment of obligations under capital leases	(26)	(44)
Acquisition of treasury stock	(16,915)	(28,443)
Repayment of notes payable	(32)	(85)
Net cash used in financing activities	(4,822)	(14,528)
Effect of exchange rate changes on cash and cash equivalents	(12)	(64)
Net increase in cash and cash equivalents	23,662	4,326
Cash and cash equivalents - Beginning of period	39,517	22,328
Cash and cash equivalents - End of period	$ 63,179	$ 26,654

CONTACT:
Medidata Solutions
Investor:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212-659-1069
npariser@mdsol.com